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                                                                       EXHIBIT 5


                          LEHMAN BROTHERS HOLDINGS INC.
                          THREE WORLD FINANCIAL CENTER
                               NEW YORK, NY 10285



                                                                  April 15, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

         I am an Associate General Counsel of Lehman Brothers Holdings Inc., a Delaware corporation ("Holdings"). A Registration Statement on Form S-4 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), was filed by Holdings with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the exchange of Holdings' Series A Preferred Stock for a new series of preferred stock (the "Series B Preferred Stock"), par value $1.00 per share, which Holdings may offer from time to time in one or more series.

         In that connection, I or members of my staff have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to Holdings as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

         Based upon the foregoing, I am of the opinion that:

         The Series B Preferred Stock is duly authorized, and when and to the extent issued, the shares of Series B Preferred Stock will be validly issued, fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder.
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LETTER TO SECURITIES AND EXCHANGE COMMISSION
APRIL 15, 1997
PAGE 2



         In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Registration Statement, without admitting that I am an "expert" under the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                    Very truly yours,

                                    /s/ Jennifer Marre

                                    Jennifer Marre
                                    Associate General Counsel